Exhibit 21

SUBSIDIARIES OF ANALOG DEVICES, INC.
As of November 2, 2024

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Acuitas Silicon Limited	Ireland
Analog Devices (China) Co. Ltd.	China
Analog Devices (China) Holdings Co., Ltd.	China
Analog Devices (Finland) OY	Finland
Analog Devices (Hangzhou) Co., Ltd.	China
Analog Devices (Israel), Ltd.	Israel
Analog Devices (Thailand) Co., Ltd.	Thailand
Analog Devices A.B.	Sweden
Analog Devices A/S	Denmark
Analog Devices Atlantic Unlimited Company	Ireland
Analog Devices Australia Pty. Ltd.	Australia
Analog Devices Canada, Ltd.	Canada
Analog Devices Federal LLC	United States
Analog Devices Gen. Trias, Inc.	Philippines
Analog Devices GmbH	Austria
Analog Devices GmbH	Germany
Analog Devices GmbH Predstavnistvo Analog Devices GmbH Beograd (Representative Office)	Serbia
Analog Devices Holdings B.V.	Netherlands
Analog Devices India Private Limited	India
Analog Devices International Unlimited Company	Ireland
Analog Devices International, LLC	United States
Analog Devices Korea, Ltd.	Korea, Republic of
Analog Devices Limerick Unlimited Company	Ireland
Analog Devices Limited	United Kingdom
Analog Devices Limited Egypt LLC	Egypt
Analog Devices LLC	United States
Analog Devices Mexico, S. de R.L. de C.V.	Mexico
Analog Devices Microelectronics	Egypt
Analog Devices Mikroelektronik Sanayi Ve Ticaret Limited Şirketi	Turkey
Analog Devices Nederland, B.V.	Netherlands
Analog Devices Norway AS	Norway
Analog Devices Pty. Ltd.	Australia
Analog Devices Realty Holdings, Inc.	Philippines

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Analog Devices Romania S.R.L.	Romania
Analog Devices S.A.S.	France
Analog Devices S.L.	Spain
Analog Devices Sdn Bhd	Malaysia
Analog Devices SP. Z o.o.	Poland
Analog Devices Srl	Italy
Analog Devices Taiwan Ltd	Taiwan
Analog Devices, K.K.	Japan
Calvatec Limited	United Kingdom
Cambridge Analog Technologies, Inc.	United States
Electric Motors Test, S.L.	Spain
Hittite Microwave Holding LLC	United States
Hittite Microwave LLC	United States
Icron Technologies Corporation	Canada
Innova Card	France
Innovasic, Inc.	United States
L&L Engineering, LLC	United States
Linear Technology (Israel) Ltd.	Israel
Linear Technology GK	Japan
Linear Technology Holding LLC	United States
Linear Technology KK	Japan
Linear Technology PTE Ltd	Singapore
Linear Technology Semiconductor India Private Limited	India
Maxim (I.P.) Enterprise Solutions Corporation	Philippines
Maxim France SARL	France
Maxim India Integrated Circuit Design Private Limited	India
Maxim Integrated Acquisition GmbH	Germany
Maxim Integrated GmbH	Austria
Maxim Integrated Products Asia Limited	Hong Kong
Maxim Integrated Products GmbH (Austria)	Austria
Maxim Integrated Products India Sales Private Limited	India
Maxim Integrated Products International Limited	Ireland
Maxim Integrated Products International Sales Japan GK	Japan
Maxim Integrated Products International Sales Limited	Ireland
Maxim Integrated Products UK Limited	United Kingdom
Maxim Integrated Products, LLC	United States
Maxim International Holding, Inc.	United States
Maxim Island Holdings Corporation	Canada
Maxim Japan Co., Ltd	Japan

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Maxim Mikroelektronik Tasarım ve Geliştirme Limited Şirketi	Turkey
Maxim Phil. Holding Corporation	Philippines
Maxim Phil. Land Corporation	Philippines
Maxim Semiconductor Corporation (Taiwan)	United States
Mobilygen Corporation	United States
Multigig, Inc.	United States
OneTree MicroDevices, Inc.	United States
Otosense Inc.	United States
Phyworks Limited	United Kingdom
Scintera Networks LLC	United States
Security Bank Corp. (trustee of Maxim EE Retirement Plan)	Philippines
TagArray, Inc.	United States
Teridian Semiconductor Corp.	United States
Teridian Semiconductor Holdings Corp.	United States
Teridian Semiconductor Intermediate Holding Corp.	United States
Trinamic Motion Control GmbH & Co. KG	Germany
Trinamic OÜ	Estonia
Trinamic Verwaltungsgesellschaft mbH	Germany
Volterra Asia Pte. Ltd.	Singapore
Volterra Semiconductor LLC	United States